Moving to Competitive Utility Markets:
Parallels with the British Experience



                   by
            Dr. George Backus
       Policy Assessment Corporation
          Denver, Colorado, USA
                   and
             Susan Kleemann
         Systematic Solutions, Inc.
            Dayton, Ohio, USA

Introduction
Although the UK privatization and the US deregulation of the electric industry start out from different places, comparative historical and simulation analyses show they will tread similar economic paths and quickly develop into dynamic industries characterized by gaming, volatile prices, overbuilding and eventual consolidation.


The British Experience with Privatization
The official UK deregulation is considered to have begun on March 1, 1991. As of summer 1996, privatization of the nuclear components and the National Grid Company (NGC) appeared imminent. With an average load of 50,000MW, the UK capacity mix includes both old and new, nuclear, hydro, pumped storage, combined cycle, gas, oil, waste, coal, and wind generation. At the initial break-up, the UK system was comprised of 12 Regional Energy Companies (RECs), three primary generators, independent power producers (IPPs), "special" entities such as pumped storage facilities owned by the NGC (National Grid Company), and two vertically integrated Scottish companies.

Unlike the US, the UK government owned the original Central Electricity Generating Board (CEGB) whose break-up and privatization led to the current system structure. The CEGB components were sold for less than 20% of their estimated book value. The RECs are regulated via prices that escalate with adjusted inflation. Under-priced assets along with the new flexibility to control costs, naturally led to impressive profits. Because most of the US system is privately held, this mechanism for profit-taking will not be part of the US market dynamic - other than possibly through the acquisition of municipal, cooperative and large federal PMA assets.

The British system is essentially a spot market pool where all participants must bid in the day before. The NGC then determines a least-cost dispatch based on anticipated load, merit order (bid prices), and plant availability. For the next day's dispatch all generators are paid the current system marginal price (the bid price of the most expensive generation unit needed to operate). System operations and load following may require some higher costs plants to be dispatched early (constrained-on). Some lower cost generation may not be compatible with current load conditions and could be constrained-off. All available generators, running or not, receive a capacity payment (called the LOLP) which is the LOLP*(VOLL-max(SMP,bid price)), where the LOLP is the loss of load probability and VOLL is the value of loss of load.


The Phases of Deregulation
Transient disequilibrium conditions are forced on US and UK electric markets going from a regulated to a deregulated environment and they last until existing power plants, transmission lines, and customer equipment convert to a configuration appropriate for the new environment. During transition, market distortions necessarily exist which provide opportunities to the clever and catastrophe to the unwary.

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The six phases of deregulation are arbitrary, overlapping classifications. The last phase may begin before the first phase ends; some phases may dominate the market for years while others may be passed through before they are recognized. Growing evidence from both the British experience and simulation modeling suggests that the US system will pass through all the phases without exception and reach the final phase as its still dynamic endpoint. The six phases are:
Transitional Market, Massive Restructuring, System Divestiture, Market Gaming, Re-regulation, and Industry Consolidation.

                          Phase 1 - Transitional Market
The transition phase corresponds to regulators' attempts at "giving" up control while controlling the consequences. The changes between the FERC Open Access Ruling and the original Mega-NOPR alone substantiate this premise. The Open Access Ruling really had little to do with transmission - transmission simply provided the last vestiges of control. This control is needed as regulators continue to respond to complainants who want a level playing field that tilts in their favor. As each rule affects a new set of constituents, more rules are invoked in the name of "fairness." Ultimately the rules increase to the point where compliance becomes an overwhelming task and a collective solution that removes direct responsibility must found - in this case usually an Independent System Operator (ISO). Although an ISO will work, secondary dynamics result in excess capacity, non-converging higher prices and gas market consolidation.

Volatdle, Non-convergingPrices
As the UK utilities have learned, "optimal" analyses don't work in a competitive environment with physical constraints, because any "gamed" action makes the optimal plan less than optimal, and the competitor's loss is the game player's win. Further, this "gaminge advantage provides economic motivation to avoid the "market clearing price" and to keep the market volatile - just like in any other commodity market. Evidence of this gaming behavior is found in UK bulk power markets - a highly volatile market where provisional pool purchases prices have varied from lp/kwh to 1 .11/kwh. Figure 1 displays the dynamics of the bid price for aggregations of plant-types that should have similar, consistent avoided costs. "The message from the UK is clear. It was incorrectly assumed that the new commercial entities would continue to operate by the intent of the rules, even if not formally stated, when the new structure began. But commercial markets are commercial markets, profits are profits and any commercial advantage will be taken." (Tabors 1996, p. 49)

                    Comnparison first incremiental bids


                               [GRAPHIC OMITTED]



                       Figure 1: Bid rice Dynamics By Pant Type (OFFER 1992)



An historical analysis of independent power production i the US indicates that deregulation will not produce generation marginal cost pricing either. In regions where IPPs are common prices were neither falling not converging to a single value; the prices from one of the operating PPs could be twice that of the least expensive operator. (Comnes 1996)

                         Fipgre 2: Declared Capacity Vaiation (OFFER 1992)

Excess Capacity
In the UK, the "books" show roughly a 20% reserve margin, but that neglects 8GW of disconnected capacity. If all this capacity were included, the reserve margin would approach 40%. If all planned capacity is considered, including 24.4GW of CCGT, then the reserve margin approaches 50% by 2000 and subsequently declines as more plants retire. (NGC 1995) Figure 2 illustrates the "hold-back" dynamics of capacity in the UK electricity market. In the US, electric utility analysts, competing in a competitive market simulation game (CIGMOD) routinely built CCGTs based on economic considerations, raising already high reserve margins.

Natural Gas Market Consolidation
IPP's in the UK see the gas spot market "as an attractive option to burning contracted gas for electricity generation, thus effectively raising the expected profits of an IPP with a gas
                           Total available capacities

                               [GRAPHIC OMITTED]

                                    1991 1992
contract, as he can choose whether selling electricity or gas is more profitable." (Newbery 1995a, p. 15) While TransAlta in Canada must decide between building generation plant in the US and transporting gas or building plant in Canada and transporting electricity to the US, US utilities are busy deciding which gas companies would make good partners (such as Texas Utilities and Houston Light & Power mergers with large gas utilities.) Additional perspective of the US potential of multi-fuel arbitrage is provided by Vu and Denard. (Vui 1996) They show that the current "gaming" conditions in the NW are an "arbitrageurs dream." The price of gas and electricity fluctuate by factors of 6 as seen in Figr 3.

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                 DAILY PRICE OF ELECTRC#TY AND GAS

                               [GRAPHIC OMITTED]

         Figure 3: Arbitrage of Gas and Electricfy in the US Northwest (Vu 1996)





                      Phase 2- Massive Market Restructuring
Within the context of partial deregulation, a number of problems take oot in the definition of who has what rights. Reallocating these ights then undermines the justification of previous positions. In speaking about the early days of the UK deregulation, Hunt notes that: "Despite its many virtues, there are many reasons to believe that the generally wholesale competition will be merely a way station and testing ground for fuldl retail competition. Probably the main reason is that both in the United Kingdom and in the United States, when authorities have tried to grant some types of customers open access to sellers while excluding others, the problems of definition have become acute." (Hunt 1996a, p. 22)

TIhe power of the deregulation dynamics indeed shows itself in US movement toward retail wheeling. One description of the process: "Deregulation in one state puts pressure on its neighbors to follow suit, often from major industrial end-users concerned about losing a competitive edge through having to pay higher prices." (Trader 1996, p.8)


                          Phase 3 - System Divestiture
Once deregulation achieves retail wheeling, conflicts among generation, marketing, transmission and distribution widen. Generation struggles in the market place every moment of every day balancing high risks and high potential gains. It has strong cash flow requirements and must behave in a competitive fashion by targeting markets and restricting access to information. Because transmission is still regulated, it has "an obligation to serve with minimal chance to earn significant returns. If transmission expansion is required, the assets of the generation would be needed to s ecure investment finds and support the project putting further economic pressure on the generator. This conflict of interest requires the two to severe all ties.

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In addition, the distribution portion of the utility experiences regulatory pressures to minimize cost. If marketing is part of distribution, it must find low cost suppliers to maximize its market shares. The associated generator would then need to negotiate contracts under competitive bids with other generators. Further, the distribution company may find the generation supply the transmission topology allows is more expensive than that from a CCGT plant it could build nearby on its own. The pressures to divest become acute.

As mentioned before, the creation of an ISO critical. The abundance of operations problems and conflict-of-interest transactions find generic solutions only within the confines of a unbiased third party such as an ISO. But the market-forces creation of the ISO also adds pressure to separate distribution from transmission.

In the US, the temptation to game the transmission system is strong. The multiple connection points of unequal capacity can generate loop flows on a line with limited capability. Most NERC reliability regions require line load relief even if only the contingency is threatened. Generation representing as little as 5% of the line flow will be forced to reduce power or come off-line. In general, 100MW of required line load relief typically causes 400 to 600 MW to come off-line. (Hogan 1995, p. 35) The gaming of a small amount of generation in one area can have major impacts in another; there is no static competitive circle or a local generation market in the US One has only to remember July 2nd and August 12th 1996, when huge power outages occurred on the robustly designed Pacific Intertie transmission lines. This massive loss of power in the Northwest indicates the far reaching impacts of local phenomena.

With a leverage as high as 7 to 1, the monetary value of such transactions becomes hard to resist. Excessive operational rules to prevent such possibilities would limit flexibility and, therefore, cause added system reliability and stability problems. New legal methods just create new pressures (loop holes) at the limits of the new law.


                             Phase 4 - Market Gaming
The'physical constraints on the system as well as payment rules, cause market distortions that can be gamed. Additional rules designed to avoid excessive profit taking are merely new distortions causing new, albeit different, gaming tactics. This gaming option makes optimal, equilibrium-pricing an outmoded concept because any gaming causes a loss from the competitor's optimal plan to benefit the game player. Volatile pricing and rewards for "surprise" tactics constitute the preferred market condition.

Gaming Generation Plant Availability
With variable costs dominating the spot market, capacity costs need to be included elsewhere in the price to make generation financially viable. In the UK, capacity payments are made to all available plants running or not. The capacity charge (LOLP) is a strong function of available capacity versus expected demand. By making plants "unavailable," generators can dramatically affect the value of this capacity charge. The capacity charge plus the System Marginal Price (SMP) determines the pool purchase price (PPP). Adding the average cost of transmission, including losses, plus payments to constrained-off generation, gives the pool selling price (PSP) that RECs would experience. Newbery shows the relationship between peak reserve margin versus LOLP/SMP and indicates the dramatic exponential growth needed in capacity charge to "clear the market" for capacity. A 20% variance in reserve margin produces a thousand-fold increase in capacity charges! This dramatic price response can cause generators to remove plants as the price increases, knowing that remaining plants will be worth even more. (Newbery 1995, p. 50)

Early into the UK deregulation, the generator PowerGen, learned to make plants unavailable for maintenance and then make them suddenly available when its own unavailability had caused the capacity charges to rise substantially. Because of this practice, new rules require a plant to be out seven days before its absence affects capacity charges. With new rules, come new games. Now a plant that goes off-line because of failure may be better off to wait until its outage has driven up the capacity charge before coming back online. (Newbery 1995, p. 57) Further, when a significant plant does become unavailable for cause it may signal other plants to go off-line to increase the capacity charges. In fact when the LOLP is almost unity, the reward for making capacity available may be zero or negative because of its impacts on reducing capacity charges.

Gaming Transmission Constraints
Generators remain successful at "gaming the transmission constraints to increase profits (via increased uplift payments).." (Newbery 1996, p. 63) The UK is winter peaking and had abundant transmission capacity prior to deregulation. Generators appear to have learn how to improve their ability to produce constraints even in shoulder periods as shown in Figure 4. Note also that both low and high voltage lines undergo constraint activities.


                             Cost of transmission constraints


                               [GRAPHIC OMITTED]


                      Figure 4: Learning to Constrain (OFFER 1992)


Because of local transmission constraints, plants that would minimize overall system generating costs may have to be "constrained-off" and plants on the other side of the constraint "constrained-on." The constrained-off plant obtains the revenue equal to the difference between the SMP and the bid price. Thus, if the plant expects to be constrained- off, it will bid in a low price. (Helm 1995, p. 5) Conversely, a plant constrained-on receives its bid price. (If it had bid lower, it would be already running and not constrained-on.) If a generator expects to be constrained-on, it naturally bids higher than it would otherwise. In 1991, a 95 MW load-following plant received L60M for playing the "constrained-on" game. Although its normal bid was C25/MWhr, its bid for this period was Ll20MWhr. It also increased its start-up and no-load charges plus increased its minimum stable load requirement to 95MW.

Constrained-on and constrained-off charges are added to the price of electricity as uplift. Note that by this definition, "all transmission constraints therefore contribute to uplift [and price]." (Hunt 1996, p.175) If a generator bids low to come on-line in a way that creates a transmission constraint that forces another plant to be constrained-off, the uplift prevents a legal issue by rewarding both parties. Figure 5 shows how dramatic of an effect these constraints (noted as operational outrun) can be. The tallest peaks are due to declaring an unscheduled unavailability and forcing several small-capacity increasing-cost units to replace the generation from a large low-cost unit.

                    Figmre 5: Components of Uplift Dynamics (POOL 1996)



                               [GRAPHIC OMITTED]





Figure 6 shows the "ups and downs" of uplift as generators utilize their capacity options. "Many of the RECs argue that the generators are attempting to recover the cost for constrained plant twice: once through Vesting CfDs and again via uplift revenues." (OFFER 1992a, p. 94)

                      Average daily Uplift payments
                             April - September, 1992


                               [GRAPHIC OMITTED]



         01-Apr 15Apr 29-Apr 3-May 7-MAy a-J 24-Jun 08-Jul fl-Jul 05-Aug 19-Aug 02-Sep 6SEp 30-Sep U Other components [l Operational Outturn

         FRpgure 6: Uplift Volatility Under Non-Peak Conditions (OFFER 1992)

Blocking Entry
Free market entry is supposed to discipline competitive markets by removing incentives to raise price. One way to limit entry is to add price volatility to the market and make IPP entry riskier and more expensive. Although price volatility is certainly present, in the long term a stable average price may appear that provides a solid price signal fordecisions..j-owever there is a second entry limiting tactic: bringing higher cost, mid-merit plants into play. Baseload is bid low to make the average price of baseload power below the entry price. High-cost mid-merit plants are then bid in above cost to compensate because generators know that few if any IPP would risk entering that market. The added profits in the mid- merit market then defray any losses in the baseload market.

Examples of gaming can already be found in the US Although the actual prices used in the example below are only approximate, both involved parties have verified the phenomena happened. Suppose BPA sells energy to a municipal or large industrial customer for say 25 mills/kWh. Now suppose PacifiCorp goes to the customer with a promise to supply energy at 22 mills. The customer is aware that PacifiCorp may not have this power, but PacifiCorp insures that the deal would be honored. Abruptly, BPA loses possibly a few hundred MW of load. The waters still run, so BPA puts the excess hydro power on the spot/economy market for say 18 mills. Any guess on who buys the power for 18 mills and sells it for 22 mills?


                             Phase 5 - Reregulation

The gaming of phase 4 quickly separates the weak from the strong. The weak demand "fairness" through regulatory changes. The inevitable regulatory response forces the strong to act collusively, which further excludes the weak from market participation.

Although electric prices fell in the early part of the UK deregulation, they fell at a rate lower than the decline in fuel costs. Regulatory review led to price caps. These in turn forced collusion among generators to simulate compliance while maintaining profit margins and keeping new entrants out.

                        Phase 6 - Industry Consolidation

Once the market starts to stabilize, participants will attempt to lock-in advantageous situations. Generators will find themselves regularly selling to the same distribution companies. The increased profits from further reducing uncertainty force reintegration creating economies of scope. The impetus for re-regulation implies that many participants have reached the "end" of their gaming days, therefore, sweep-up acquisitions surge. A handful of national vertically integrated utilities form accompanied by small market niche utilities. Transmission assets lose market value and a single national transmission company, probably with quasi-public ownership takes shape. The storm of deregulation has finally subsided.

In the UK, over 800 miles of transmission line is needed to connect the north to the south. In the US, BPA can and has transmitted power across the continental US to TVA. These two facts make any argument that a small group of trans-national utilities could not compete in the national market indefensible.

The reduction in coipanies does not signal the end of competition. In the UK where there are two large conventional generators, a nuclear utility, (soon) only one Scottish utility and minor IPP players, the analysis of the market indicates functioning competitive conditions.
(Newbery 1994)

Analyses with CIGMOD indicate that existing large US utilities would not necessarily be the survivors after consolidation. IPPs could easily win the game because accumulating large cash reserves is a winning strategy. Thus, companies such as Enron and banks involved with mergers and acquisitions appear more likely to succeed than US utilities.

Conclusion
The dynamics of deregulation appear inevitable. The final market, although bearing little resemblance to regulated utility markets, appears indistinguishable from many other commodity markets. The transition from a regulated to a deregulated market is one where the former relationships of generation, demand, markets, delivery, and pricing become burdens, yet slow to change because of the constraints of past long-lived investments. For a period of time the system is out of balance with the new forces of supply and demand, however, at the end of the transition, the "equilibrium" condition that dominates mature commodity markets comes to pass. The system is still dynamic, but those dynamics are no longer its defining characteristic. Critical to US utility thinking is the rather poignant evidence that indicates this tumultuous time period spans only five to seven years. Given




                                     1 1
the changes that occurred between the Mega-NOPR and the Final Open Access Ruling, the US transition appears to be running right on schedule.

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
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